Exhibit 10.1

TAX RECEIVABLE TERMINATION AGREEMENT AND RELEASE

This TAX RECEIVABLE TERMINATION AGREEMENT AND RELEASE (this “Agreement”) is entered into as of September 1, 2022, by and between Manning & Napier, Inc., a Delaware corporation (the “Company”) and [•] (the “Terminating TRA Holder”) (collectively, the “Parties”).

RECITALS

WHEREAS, the Company, Manning & Napier Group, LLC, a Delaware limited liability company (the “LLC”), Manning & Napier Capital Company, LLC, a Delaware limited liability company (“MNCC”), and various members of the LLC entered into that certain Tax Receivable Agreement, dated as of November 23, 2011, pursuant to which the parties thereto agreed, among other things, that the Company would make payments to certain parties, including the Terminating TRA Holder, upon the occurrence of certain events (the “TRA”);

WHEREAS, the Company, MNCC and certain other parties entered into that certain Substitution and Assumption Agreement and Release, dated as of December 31, 2021, pursuant to which the parties thereto agreed, among other things, to have the Company assume certain obligations to make payments to certain parties, including the Terminating TRA Holder (the “SAAR”);

WHEREAS, the Company anticipates receiving a refund of U.S. federal (and, if applicable, state and local) income taxes paid with respect to its 2013 taxable year (the “2018 Refund”) as a result of carrying back losses from its 2018 taxable year (the “2018 Carryback”) and, if the 2018 Carryback were taken into account, the amount of the Early Termination Payment (as defined in the TRA) would have exceeded the amount of the Early Termination Payment calculated without taking the 2018 Carryback into account (such excess, the “2018 Refund Amount”)

WHEREAS, under Section 4.03 of the TRA the Terminating TRA Holder is entitled to an Early Termination Payment (as defined in the TRA) upon the Early Termination Conditions (as defined in the TRA) being satisfied;

WHEREAS, the Terminating TRA Holder wishes to avoid the uncertainty as to the amount of payment and the timing associated with waiting until the Early Termination Conditions are satisfied (if they ever will be), even though such amount (if the Early Termination Conditions are satisfied) may be greater than the Termination Payment (as defined below) provided for herein; and

WHEREAS, accordingly, the Parties now desire to terminate the TRA and SAAR with respect to the Terminating TRA Holder in exchange for (a) the payment by the Company to the Terminating TRA Holder of the Termination Payment and, to the extent the Company receives the 2018 Refund, the Terminating TRA Holder’s pro rata share of the 2018 Refund Amount, and (b) the Terminating TRA Holder’s release of the Company and its affiliates from all further obligations to the Terminating TRA Holder under the TRA and SAAR, in each case pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Parties hereby agree as follows:

1. TRA and SAAR TERMINATION. The Parties agree that, notwithstanding anything to the contrary contained in the TRA and SAAR and without any further action on the part of any person (including the Parties), upon payment of the Termination Payment, each of the TRA and SAAR shall be irrevocably terminated in its entirety with respect to the Terminating TRA Holder and no Party shall have any further obligation under the TRA or SAAR to the Terminating TRA Holder, other than, in each case, with respect to the 2018 Refund Amount.

2. PAYMENT. The Parties agree that the Company shall make a cash payment to the Terminating TRA Holder on September 6, 2022 in the amount of [•] (the “Termination Payment”) and, to the extent the Company receives the 2018 Refund, the Company shall make a cash payment to the Terminating TRA Holder of the Terminating TRA Holder’s pro rata share of the 2018 Refund Amount within fifteen (15) business days of the receipt of the 2018 Refund.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Terminating TRA Holder as follows (which representations and warranties shall survive until the expiration of the applicable statute of limitations):

(a) Authorization of Transaction. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, or similar laws, legal requirements and judicial decisions from time to time in effect which affect creditors’ rights generally.

(b) Non-contravention. Neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of the transactions contemplated hereby, will (i) conflict with or violate any provision of the organizational documents of the Company, (ii) require on the part of the Company any notice to or filing with, or any permit, authorization, consent or approval of, any governmental entity or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets.

4. REPRESENTATIONS AND WARRANTIES OF THE TERMINATING TRA HOLDER. The Terminating TRA Holder represents and warrants to the Company as follows (which representations and warranties shall survive until the expiration of the applicable statute of limitations):

(a) Authorization of Transaction. Terminating TRA Holder has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Terminating TRA Holder of this Agreement and the performance by Terminating TRA Holder of this Agreement and the consummation by Terminating TRA Holder of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Terminating TRA Holder. This Agreement has been duly and validly executed and delivered by Terminating TRA Holder and constitutes its valid and binding obligation, enforceable against Terminating TRA Holder in accordance with its terms.

(b) Entitlement to Payment. Terminating TRA Holder has the sole and exclusive rights to receive the payments under the TRA (and, if applicable, SAAR), and such rights are free and clear of all liens and encumbrances.

(c) Non-contravention. Neither the execution and delivery by Terminating TRA Holder of this Agreement, nor the consummation by Terminating TRA Holder of the transactions contemplated hereby, will (i) conflict with or violate any provision of the organizational documents of Terminating TRA Holder, (ii) require on the part of Terminating TRA Holder any notice to or filing with, or any permit, authorization, consent or approval of, any governmental entity or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Terminating TRA Holder or any of its properties or assets.

(d) Evaluation. Terminating TRA Holder has read carefully and is familiar with this Agreement, the TRA and the SAAR and has consulted with its own legal counsel regarding each of those documents. Terminating TRA Holder has taken all the steps necessary to evaluate the merits and risks of terminating the TRA and the SAAR as proposed hereunder. Terminating TRA Holder is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks involved in entering into this Agreement, and to make an informed decision relating thereto. In evaluating the transactions contemplated hereby, Terminating TRA Holder has consulted its own investment and/or legal and/or tax advisors to the extent Terminating TRA Holder deems necessary with respect to the economic, legal and tax consequences of entering into this Agreement, and has not relied on the Company, LLC, MNNC, their officers, directors or professional advisors for advice as to such consequences.

(e) No Additional Representations. Terminating TRA Holder acknowledges that no person or entity has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company furnished or made available to Terminating TRA Holder and its representatives except as expressly set forth in this Agreement.

5. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned, directly or indirectly, in whole or in part (whether by operation of law or otherwise) without the prior written consent of the Company. This Agreement is not intended to and does not confer upon any person (other than the Parties) any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

6. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to the conflicts of laws principles thereof that would mandate the application of the laws of another jurisdiction.

7. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

8. ENTIRE AGREEMENT. The TRA, SAAR and this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

9. FURTHER ASSURANCES. If any Party reasonably determines or is reasonably advised that any further instruments, actions, or things are necessary or desirable to carry out the terms of this Agreement, each Party shall execute and deliver such instruments, perform all such actions and provide all such things reasonably necessary and proper to carry out the terms of this Agreement.

10. RELEASE, HOLD HARMLESS AND COVENANT NOT TO SUE. In connection with the execution of, and as a material inducement to the Company’s execution and performance hereof, the Terminating TRA Holder, upon receipt of the Termination Payment, on behalf of itself, himself or herself, its, his or her heirs, successors, assigns and personal representatives, without the need for any further action, releases, acquits, forever discharges any and all claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs incurred) of whatsoever kind or nature, whether at law or in equity, matured or unmatured, known or unknown, contingent or liquidated or otherwise (collectively, “Released Claims”), that it, he or she, has or may have against the Company, LLC, MNCC and all of their respective past and present parent and subsidiary companies and all of their respective past and present officers, directors, employees, equity holders, affiliates (including Callodine Group LLC and its affiliates), trustees, agents and assigns, arising from or relating in any way to the this Agreement, the TRA and the SAAR (the “Released Parties”) and holds the Released Parties harmless with respect to the Released Claims covenants not to sue with respect to such Released Claims. For the avoidance of doubt, the Released Claims include any claim, demand, cause of action or other attempt to challenge, unwind, avoid, terminate, block, or otherwise impair or prevent the transactions contemplated by this Agreement, or any claim or cause of action based on aiding and abetting or any similar liability. This release, indemnification, hold harmless and covenant not to sue is intended to be the broadest release, indemnification, hold harmless and covenant not to sue, permitted by law. The foregoing release does not however affect the Company’s obligations to pay the Terminating TRA Holder his, her or its pro rata share of the 2018 Refund Amount promptly following the receipt by the Company of the 2018 Refund.

IN WITNESS THEREOF, the undersigned has executed this Agreement as of the day and year first above written.

COMPANY:

MANNING & NAPIER, INC.

By:
Name:
Title:

TERMINATING TRA HOLDER:

[•]

By:
Name:
Title: